                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         ATLANTIC PREMIUM BRANDS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         ATLANTIC PREMIUM BRANDS, LTD.
                           650 DUNDEE ROAD, SUITE 370
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 480-4000

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Atlantic Premium Brands, Ltd., a Delaware corporation, to be held at 10:00 a.m. central time on Wednesday, May 13, 1998, at Edens Corporate Center, 630 Dundee Road, 2nd Floor, Northbrook, Illinois.

     The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of the Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend. If your shares are held in the name of a broker, you should obtain a letter of identification from your broker and bring it to the meeting. In order to personally vote shares held in the name of your broker, you must obtain from the broker a proxy issued to you.

     We look forward to seeing you at the 1998 Annual Meeting of Stockholders.

                                          Sincerely,

                                          Merrick M. Elfman
                                          Chairman
April 22, 1998

                         ATLANTIC PREMIUM BRANDS, LTD.
                           650 DUNDEE ROAD, SUITE 370
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 480-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders of Atlantic Premium Brands, Ltd. (the "Company") will be held at Edens Corporate Center, 630 Dundee Road, 2nd Floor, Northbrook, Illinois, on Wednesday, May 13, 1998, at 10:00 a.m. central time for the following purposes:

     1. To elect three (3) directors to the Board of Directors to serve for a term of three (3) years and until their respective successors are elected and qualified;

     2. To consider and vote upon the Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan;

     3. To consider and vote upon an amendment to the Company's Stock Option Plan to increase the number of shares authorized to be issued thereunder to 2,500,000; and

     4. To consider and act upon such other business as may properly come before the meeting.

     Ten days prior to the 1998 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at the Company's office in Northbrook, Illinois.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                          Tom D. Wippman
                                          Secretary

Northbrook, Illinois
April 22, 1998

                         ATLANTIC PREMIUM BRANDS, LTD.
                           650 DUNDEE ROAD, SUITE 370
                           NORTHBROOK, ILLINOIS 60062

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1998

     This Proxy Statement is furnished on or about April 22, 1998 to stockholders of Atlantic Premium Brands, Ltd. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. central time on Wednesday, May 13, 1998, at Edens Corporate Center, 630 Dundee Road, 2nd Floor, Northbrook, Illinois.

     The cost of soliciting proxies will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Company by mail or by personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services.

     Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Company at its executive offices at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062, or by attending the meeting and voting in person.

     At the close of business on April 10, 1998, there were 7,400,174 shares of the Common Stock of the Company outstanding and entitled to vote at the meeting. Only stockholders of record on April 1, 1998, will be entitled to vote at the meeting, and each share will have one vote.

VOTING INFORMATION

     At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors. Approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote thereon. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

     A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card.

     Proxies properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine persons and will consist of nine persons following the Annual Meeting assuming the election of all of the nominees to the Board of Directors. The Board of Directors is divided into three classes, each of whose members serves for a staggered three-year term. The terms of the current Class II Directors (Messrs. Elfman, Hanes and Taslitz) expire with this Annual Meeting. Each of these individuals has been nominated as a Class II Director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for three years until the 2001 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class III and I Directors will continue in office until the 1999 and 2000 Annual Meetings of Stockholders, respectively.

     The following table presents information concerning both persons nominated for election as directors of the Company and continuing directors of the Company, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

NOMINEES FOR DIRECTORS

  Class II -- Directors to be Elected at the 1998 Annual Meeting:

     Merrick M. Elfman. Mr. Elfman, age 40, is Chairman of the Company, a position he has held since July 1996, and has been a director of the Company since 1993. He is also the founder of Elfman Venture Partners, Inc. ("EVP"), a private investment firm of which he has been president since 1987, and serves as Chairman of both Gray Supply Company, Inc., a privately-held distributor of specialty lighting products, and Carlton Foods, which is now a subsidiary of the Company.

     John T. Hanes. Mr. Hanes, age 61, has served as a director of the Company since December 1997. From 1991 to 1994, Mr. Hanes served as the Chairman, President and Chief Executive Officer of Doskocil Companies/Wilson Foods Corporation, a publicly held manufacturer of pizza topping and other processed meat products. From 1994 to the present, Mr. Hanes has served as President of The John T. Hanes Company, a management consulting firm.

     Steven M. Taslitz. Mr. Taslitz, age 39, has served as a director of the Company since 1991. Mr. Taslitz is a cofounder and Managing Principal of Sterling Capital, Ltd. ("Sterling Capital"), a private investment firm which was founded in 1984, and Sterling Group, Inc., an affiliate of Sterling Capital ("Sterling Group") and a partner of Sterling Advisors, LP ("Sterling Advisors"). Mr. Taslitz has served as the President of Sterling Group since 1984. Mr. Taslitz is also a director of New Century Arizona LLC, a privately-held radio broadcast company; Gray Supply Company, a privately-held distributor of specialty lighting products; Registry Services, International, a data base management and marketing firm; and was the president and a director of Arizona City Broadcasting Corporation, a privately held Delaware corporation which filed a petition under the Federal bankruptcy laws in January 1995.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

  Class III -- Directors Serving Until 1999 Annual Meeting:

     Rick Inatome. Mr. Inatome, age 44, has served as a director of the Company since September 1993. Since 1991, Mr. Inatome has served as the Chairman of Inacom, a computer services firm. In addition to being a director of the Company and Inacom, Mr. Inatome is a director of Liberty BIDCO Investment Corporation and Sylvan Learning Systems Inc.

     John A. Miller. Mr. Miller, age 44, has served as a director of the Company since September 1993 and is currently a member of the Audit Committee and the Compensation Committee. Mr. Miller has served as President of North American Paper Company since 1988. Mr. Miller is also a director of Network Services Inc., where he is a member of the Compensation Committee and Audit Committee.

     Alan F. Sussna. Mr. Sussna, age 41, has served as a director of the Company since March 1996 and is the Company's President and Chief Executive Officer, positions he has held since March 15, 1996. From October 1991 through October 1995, Mr. Sussna was a director of Bain & Company, a consulting firm. Through his association with Bain & Company and as a partner in the consulting firm of McKinsey & Company, he has opened offices as well as led those firms' Consumer Goods practices. Mr. Sussna has also held industry positions as Executive Vice President -- Sales and Marketing for Jim Beam Brands and in product management at Frito-Lay, Inc.

  Class I -- Directors Serving Until the 2000 Annual Meeting:

     Eric D. Becker. Mr. Becker, age 35, served as Chairman of the Company from September 1993 through July 1996, and has been a director since 1991, when the Company's business was purchased from a predecessor. Mr. Becker is also a cofounder and Managing Principal of Sterling Capital. Since 1984, Mr. Becker has been Chairman and Vice President of Sterling Group. From March 1988 until December 1992, Mr. Becker served as the Chairman and a director of Castle Food Products Corp., a privately held Maryland food distribution company which commenced Chapter 7 liquidation proceedings in March 1993. Mr. Becker is currently a member of the Audit Committee.

     Brian T. Fleming. Mr. Fleming, age 52, has served as a director of the Company since December 1997 and is currently President of E.W. Knauss & Son, an affiliate of Knauss Snack Food Company. From 1991 to 1997, Mr. Fleming was the President of Knauss Snack Food Company, a privately held meat snack business. Prior to 1991, Mr. Fleming was the President and Chief Operating Officer of Acme Foods Company, a privately held meat snack distribution company. Mr. Fleming is presently on the Board of Directors of the Snack Foods Association and Trifoods International (where he was a member of the Compensation Committee until January
1998).

     G. Cook Jordan, Jr. Mr. Jordan, age 46, has served as a director of the Company since September 1993. Beginning in April 1998, Mr. Jordan became a general partner at CID Equity Partners, a venture capital investment fund. From October 1996 through April 1998, Mr. Jordan was a principal at C3 Holdings, LLC, a private investment firm. From 1988 through October 1996, Mr. Jordan served as a Manager of Allstate Venture Capital, which is affiliated with Allstate Insurance Company. Mr. Jordan is a member of the Audit Committee and the Compensation Committee.

BOARD COMMITTEES

     The Board of Directors has established an Audit Committee and a Compensation Committee and has no nominating committee. Selection of nominees for the Board of Directors is made by the entire Board of Directors.

     Throughout 1997, the Audit Committee was composed of Mr. Becker, Mr. Jordan and Mr. Miller. Beginning with its May 1998 meeting, the Audit Committee will be composed of Mr. Hanes, Mr. Jordan and Mr. Miller. The Audit Committee is responsible for reviewing the internal accounting procedures of the Company and the results and scope of the audit and other services provided by the Company's independent auditors, consulting with the Company's independent auditors and recommending the appointment of independent auditors to the Board of Directors. The Audit Committee met two times during the year ended December 31, 1997; each member of the Audit Committee attended one meeting and two of the three members attended the other meeting.

     Throughout 1997, the Compensation Committee was composed of Mr. Jordan and Mr. Miller. Beginning with its April 1998 meeting, the Compensation Committee will be composed of Mr. Fleming, Mr. Jordan and Mr. Miller. The Compensation Committee has the authority and performs all of the duties related to the compensation of management of the Company, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Company's Stock Option Plan (the "Option Plan"). The Compensation Committee met two times during the year ended December 31, 1997; each member of the Compensation Committee attended both meetings.

ATTENDANCE AT MEETINGS

     During the year ended December 31, 1997, the Board of Directors held four meetings. All directors attended at least 75% of the meetings of the Board of Directors.

DIRECTORS' FEES

     Prior to the 1996 Annual Meeting, the Company had a policy of paying fees to non-employee directors (other than Mr. Becker) in the amount of $7,500 per year, plus $500 for each meeting of the Board attended and $250 for each meeting of each committee thereof attended. Non-employee directors also received options to purchase an aggregate of 15,000 shares of Common Stock under the Option Plan. At the 1996 Annual Meeting, the Option Plan was amended and a new Director's Stock Option Plan was adopted (the "Director Plan"; the Option Plan and the Director Plan are referred to collectively as the "Plans"). Since then, non-employee directors have received, in lieu of cash directors' fees, options to purchase 10,000 shares of Common Stock per year commencing January 1 of each year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of April 10, 1998 by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, each director of the Company, including the Company's Chief Executive Officer, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission (the "SEC") by such persons or upon information otherwise provided by such persons to the Company.

                                                              SHARES BENEFICIALLY
                 NAMES OF BENEFICIAL OWNERS                        OWNED(1)          PERCENTAGE OWNED
                 --------------------------                   -------------------    ----------------
Douglas L. Becker...........................................         391,704(2)            5.28%
Eric D. Becker..............................................         466,704(3)            6.27%
Merrick M. Elfman...........................................         483,305(4)            6.49%
Philip L. Glass.............................................         399,676(5)            5.40%
Bruce L. Goldman............................................         642,822(6)            8.69%
Bobby L. Grogan.............................................         573,810(7)            7.75%
Rudolf Christopher Hoehn-Saric..............................         422,446(8)            5.69%
Steven M. Taslitz...........................................         474,180(9)            6.37%
Brian T. Fleming............................................           5,000(10)              *
John T. Hanes...............................................           5,000(10)              *
Rick Inatome................................................         154,151(11)           2.07%
G. Cook Jordan, Jr..........................................          64,107(12)              *
John A. Miller..............................................         156,151(11)           2.10%
Alan F. Sussna..............................................         262,703(13)           3.50%
All directors and executive officers as a group (11
  persons)..................................................       2,095,801(14)          27.01%

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 20,000 shares underlying currently exercisable options. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

 (3) Includes 392,293 shares held by Mr. Becker's wife (of which Mr. Becker disclaims beneficial ownership) and 45,000 shares underlying currently exercisable options or options exercisable within 60 days. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

 (4) Includes 49,500 shares underlying currently exercisable options or options exercisable within 60 days. The remaining 433,805 shares are held by Mr. Elfman and his wife jointly. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

 (5) Includes 101,240 shares held by the Glass International Ltd. Profit Sharing Plan and Trust dated July 1, 1983 (the "Trust"). Mr. Glass and his wife, Ellen V. Glass, are co-trustees and also the beneficiaries of the Trust. Of the remaining shares, 285,495 are held by Mr. Glass and his wife jointly, either as joint tenants or tenants in common. The address for this shareholder is 20 N. Wacker, #3400, Chicago, IL 60606-3102.

 (6) Includes 250,346 shares held by Mr. Goldman and Mr. Taslitz as co-trustees of the KJT Gift Trust. Mr. Goldman disclaims beneficial ownership of the shares held by the KJT Gift Trust. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

 (7) As reported on a Schedule 13G filed with the Securities and Exchange Commission on October 23, 1996. Beneficial ownership of these shares is shared by Mr. Grogan and his wife, Betty R. Grogan. The address for this shareholder is Route 2, Box 24B, Arlington, KY 42021.

 (8) Includes 24,593 shares held by Mr. Hoehn-Saric as Trustee for the benefit of Gabriella Hoehn-Saric and 21,519 shares held by him as Trustee for the benefit of Rudolf Christopher Hoehn-Saric, Jr. Also includes 20,000 shares underlying currently exercisable options. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

 (9) Includes 144,923 shares held by Mr. Taslitz as trustee of the Kathy J. Taslitz Trust and 250,346 shares held by Mr. Taslitz and Mr. Goldman as co-trustees of the KJT Gift Trust. Mr. Taslitz disclaims beneficial ownership of the 250,346 shares held by him as co-trustee of the KJT Gift Trust. Also includes 49,500 shares underlying currently exercisable options or options exercisable within 60 days. The address for this shareholder is c/o 650 Dundee Road, Suite 370, Northbrook, IL 60062.

(10) Includes 5,000 shares underlying currently exercisable options or options exercisable within 60 days.

(11) Includes 29,500 shares underlying currently exercisable options or options exercisable within 60 days.

(12) Includes 29,500 shares underlying presently exercisable options or options exercisable within 60 days. Also includes 19,607 shares held by Mr. Jordan's IRA.

(13) Includes 152,900 shares held by Mr. Sussna as trustee of the Alan F. Sussna Trust and 9,803 shares held by Mr. Sussna's wife, Brenda B. Sussna, as trustee of the Brenda B. Sussna Trust. Mr. Sussna disclaims beneficial ownership of all 162,703 of these shares. Also includes 100,000 shares underlying currently exercisable options, which are held by Mr. Sussna as Trustee of the Alan F. Sussna Trust.

(14) Includes 359,000 shares underlying currently exercisable options or options exercisable within 60 days.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 1996 and 1997 for services in all capacities to the Company of its Chief Executive Officer. No other executive officer of the Company received total annual salary and bonus in excess of $100,000 during 1997. No information has been provided for 1995 because Mr. Sussna joined the Company as President and Chief Executive Officer on March 15, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                              ANNUAL COMPENSATION       COMPENSATION
                                          ---------------------------   ------------
                                                                         SECURITIES
                NAME AND                                                 UNDERLYING        ALL OTHER
           PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
           ------------------             ----   ---------   --------   ------------   ------------------
Alan F. Sussna..........................  1997    288,000     53,825           --           $ 3,462
  President and Chief Executive Officer   1996    177,808         --      250,000           $13,915

---------------
(1) These amounts represent $1,500 per month for Mr. Sussna to fund his own benefits in 1996; and $3,462 contributed by the Company in 1997 to its 401(k) Plan on behalf of Mr. Sussna.

OPTION GRANTS

     Mr. Sussna did not receive any option grants during 1997, nor did he exercise any options in 1997. Shown below is information with respect to outstanding options held by Mr. Sussna as of December 31, 1997. All options reflected in the chart below were granted under the Option Plan.

                     AGGREGATED 1997 YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING
                                                            UNEXERCISED      VALUE OF UNEXERCISED
                                                             OPTIONS AT      IN-THE-MONEY OPTIONS
                                                              12/31/97           AT 12/31/97
                                                            EXERCISABLE/         EXERCISABLE/
                          NAME                             UNEXERCISABLE        UNEXERCISABLE
                          ----                             --------------    --------------------
Alan F. Sussna...........................................  50,000/200,000     $112,500/$450,000

---------------
(1) Based on the closing price of $3.75 per share of Common Stock on December 31, 1997, as reported by the American Stock Exchange.

PERFORMANCE GRAPH

     During the fiscal year ended December 31, 1997, the Company's food processing, marketing and distribution businesses collectively comprised approximately 88.1% of the Company's overall revenues, and its beverage distribution business accounted for approximately 11.9% of the Company's overall revenues.

     The graph below compares the Company's cumulative stockholder return on its Common Stock since inception with the CRSP Total Returns Index for the Nasdaq Stock Market (US and Foreign), Saratoga Beverage Group Inc. and Bev-Tyme Inc. (no trading activity was recorded for Bev-Tyme Inc. after June 16, 1997). In addition, because of the change in the Company's business during the 1996 fiscal year, the comparison in the Company's stock performance graph now also uses the average stockholder return on the common stock of a composite peer group of Hormel Foods Corp., Smithfield Foods Inc., Thorn Apple Valley Inc. and Bridgford Foods Corp. The Board of Directors believes that the addition of the latter Composite Peer Group Index more accurately reflects the Company's current peer group.

     Since December 31, 1997, the Company's Common Stock has been principally traded on the American Stock Exchange ("AMEX") under the symbol "ABR." Prior to December 31, 1997, the Company's Common Stock was principally traded on the NASDAQ SmallCap Market under the symbol "ABEV."

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
              PERFORMANCE GRAPH FOR ATLANTIC PREMIUM BRANDS, LTD.

                                            NASDAQ
                                            STOCK
                           'ATLANTIC        MARKET                      'SARASOTA
  MEASUREMENT PERIOD        PREMIUM        (U.S. &       COMPOSITE       BEVERAGE       BEV-TYME
 (FISCAL YEAR COVERED)   BRANDS, LTD.'     FOREIGN)      PEER GROUP    GROUP, INC.'       INC.
11/19/93                   100.000         100.000        100.000        100.000        100.000
12/31/93                   100.000         103.405        100.290         85.484         90.162
6/30/94                     65.385          94.042        103.727         67.742         37.741
12/30/94                    45.192         100.295        123.433         38.710          4.771
6/30/95                     42.308         124.712        120.854         46.774          3.370
12/29/95                    19.231         140.859        122.149         25.806          2.247
6/28/96                     53.846         159.150        122.669         27.419          2.247
12/31/96                    44.471         172.486        136.290         12.097          0.674
6/30/97                     53.846         193.436        159.569         35.484          0.056
12/31/97                    57.692         211.045        187.834         27.419          0.056

     This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the graphs shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 (the "1933 Act") or the 1934 Act.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of the executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the 1933 Act or the 1934 Act.

     The Company's Board of Directors established the Compensation Committee at the end of 1993, and the Compensation Committee will determine and act upon compensation decisions as described below in 1998 and future years. Decisions on compensation of the Company's executives officers generally will be made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an employee of the Company. During 1997, the Committee consisted of Mr. Miller and Mr. Jordan. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers will be reviewed by its full Board of Directors, except for decisions concerning grants under the Plans, which will be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

  Compensation Policies Toward Executive Officers

     The Company's executive compensation policies are intended to provide competitive levels of compensation that reflect the Company's annual and long-term performance goals, reward superior corporate performance and assist the Company in attracting and retaining qualified executives. Total compensation for executive officers is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Company's Common Stock. The base salaries, if not fixed by contract, are set at levels which the Compensation Committee believes are comparable to those of executives of similar status in the beverage distribution industry and the food industry, as applicable. In addition to base salary, each executive officer may be eligible to receive an annual bonus tied to the Company's success in achieving certain annual performance measures, as well as individual performance. The Board of Directors and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, the Compensation Committee intends to consider annual grants of stock options to certain executive officers and other eligible persons under the Option Plan.

     The following describes in more specific terms the three elements of compensation that implement the Compensation Committee's compensation reported for 1997:

     Base Salary. The base salaries for Mr. Sussna and John Izzo, who is Vice President Finance, Controller and Treasurer, are fixed by contract, and Mr. Elfman is not directly compensated by the Company.

     Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable pre-tax earnings performance goals established at the beginning of the fiscal year. With respect to Mr. Sussna, the Company is to pay Mr. Sussna 20% of the operating cash flow earned above the budgeted goal of the Company on a consolidated basis. In the case of Mr. Izzo, a bonus opportunity of up to 22.5% of base salary is based on this pre-tax earnings goal of the Company on a consolidated basis. The Compensation Committee may also consider discretionary bonuses for those executive officers under contract. Mr. Sussna was granted a discretionary $53,825 bonus in 1997.

     Long-Term Stock Option Incentives. Stock options provide executive officers with the opportunity to buy an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. Stock options are granted at the fair market value price of the Common Stock on the date of grant, are subject to vesting over time and only have future value for the executive officers if the stock price appreciates from the date of grant. All options have terms of ten years from the date of grant. Factors influencing stock option grants to executive officers include performance of the Company, relative levels of responsibility, contributions to the business of the Company and competitiveness with other growth oriented companies. Stock options granted to executive officers and other management employees are approved by the Compensation Committee. In 1997, neither Mr. Sussna nor Mr. Izzo was granted any options.

     Other Compensation Plans. The Company maintains a defined contribution plan (the "401(k) Plan") which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company's executive officers are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415 (i.e., $9,500 in 1997). All amounts deferred under the 401(k) Plan's salary reduction feature by a participant vest immediately in the participant's account while contributions made by the Company vest over a seven year period in the participant's account. The Company will make a matching contribution to the 401(k) Plan equal to 25% of each participant's contribution, up to a maximum of 6% of the participant's salary. The Company may make additional discretionary contributions.

     Benefits. Benefits offered to executive officers are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the 401(k) Plan. Benefits are not tied directly to corporate performance.

  Mr. Elfman's Compensation. Although Mr. Elfman received no direct compensation from the Company during 1997, the Company paid EVP $35,000 for certain consulting services, including the services of Mr. Elfman, and $35,000 for certain investment banking services. See "Certain Transactions with Management and Others" and "Consulting and Employment Agreements."

     The Compensation Committee believes that the Company's executive compensation policies and programs serve the interests of the Company and its stockholders. Total compensation to executive officers is linked to Company performance.

     Submitted by the Members of the Compensation Committee:
               John A. Miller
               G. Cook Jordan, Jr.

CONSULTING AND EMPLOYMENT AGREEMENTS

     The Company entered into a Consulting Agreement (the "Consulting Agreement") with Mr. Eric Becker and Sterling Group (assigned by Sterling Group to Sterling Advisors), effective November 29, 1993, pursuant to which Mr. Becker acted as a part-time consultant to the Company and served as the Company's Chairman of the Board and a director. The initial term of this Consulting Agreement was from November 29, 1993 until December 31, 1998. The term of the agreement was to extend for additional one year periods commencing on January 1, 1999, and each January 1 thereafter, unless and until terminated by written notice given by either party to the other 12 months prior to each applicable termination date. The Consulting Agreement provided that the Company pay Sterling Advisors a base fee of $140,000 per year, which base fee was to increase by 3% on January 1 of each year the agreement remained in effect.

     The Company, Sterling Group and Messrs. Eric Becker, Steven Taslitz, Douglas Becker and Christopher Hoehn-Saric entered into a Non-Compete and Non-Disclosure Agreement containing certain non-competition and confidentiality provisions pursuant to which Sterling Group and Messrs. E. Becker, Taslitz, D. Becker and Hoehn-Saric agreed not to compete with the Company for a period ending one year after Sterling Group's consulting relationship with the Company is terminated, nor will they solicit for employment any director, stockholder or certain employees of the Company during such period. This agreement also provides that neither Sterling Group nor these individuals will disclose any confidential information concerning the Company and its business to any other person or entity except as may be required by law.

     Effective March 15, 1996, the Consulting Agreement was terminated and replaced with a new Consulting Agreement (the "New Consulting Agreement") pursuant to which Sterling Advisors and EVP agreed to provide consulting services to the Company for base consulting fees in the aggregate of $300,000 per year, increasing 5% on January 1 of each year the agreement is in effect and increases or decreases in the event of an acquisition or divestiture by the Company. Due to certain acquisitions during 1996, the base consulting fee increased to $350,000 on January 1, 1997. The New Consulting Agreement also provides for the reimbursement of certain expenses incurred by Sterling Advisors and EVP on behalf of the Company. Mr. Elfman acts as a consultant to the Company and starting in July 1996 began serving as the Company's

Chairman of the Board pursuant to the New Consulting Agreement. The New Consulting Agreement provides that the Chairman is entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical insurance plan maintained by the Company for its non-employee directors, and reimbursement for certain fees of professional organizations. The term of the New Consulting Agreement is from March 15, 1996 until December 31, 2001. The term of the agreement extends for additional one year periods commencing January 1, 2002, and each January 1 thereafter, unless and until terminated by written notice given by either party to the other 12 months prior to each applicable termination date. In 1996, an aggregate of $400,000 in investment banking fees was paid to Sterling Advisors and EVP in connection with the acquisitions of Prefco, Inc. and Richards Cajun Foods and the merger of Carlton Foods, Inc. The New Consulting Agreement provides that Sterling Advisors and EVP (or their respective principals) will receive in the aggregate options to purchase 25,000 shares of Common Stock during each year in which the New Consulting Agreement is in effect. Such options vest on December 31 of each year at an exercise price equal to the fair market value of the Common Stock on the preceding January 1 of the same year. For the 18 month period commencing July 1, 1997 until December 31, 1998 Sterling Advisors and EVP agreed not to take any consulting fees which would otherwise be payable under the New Consulting Agreement and in lieu thereof the Company paid Sterling Advisors and EVP an aggregate $750,000 in investment banking fees in connection with its March 1998 acquisition of J.C. Potter Sausage Company and the related financings thereof. All compensation payable by the Company under the New Consulting Agreement is payable 80% to Sterling Advisors and 20% to EVP.

     Effective March 15, 1996, the Company entered into an Employment Agreement with Mr. Sussna, pursuant to which Mr. Sussna serves as the Company's Chief Executive Officer and President. The initial term of the Employment Agreement is for five years and may be extended for additional one year periods commencing March 15, 2001 unless and until terminated by written notice given by either party to the other six months prior to each applicable termination date. The Employment Agreement provides that the Company will pay Mr. Sussna base compensation of $230,000 in the first year of the Employment Agreement and $200,000 per year thereafter, subject to normal cost of living increases, as well as those increases permitted by the Compensation Committee. The base compensation was raised to $300,000 per year in April 1997. Mr. Sussna will also receive an annual bonus equal to 20% of the amount by which the Company's actual cash flow exceeds its budgeted cash flow. Mr. Sussna received a discretionary bonus of $53,825 in 1997. In addition, in 1996 Mr. Sussna received options to purchase 250,000 shares of the Company's Common Stock at an exercise price of $1.50 per share, which options vest in five equal installments on the first through fifth anniversaries of the Employment Agreement, subject to acceleration based upon the stock price as reported on NASDAQ (or AMEX after December 31, 1997).

     Mr. Sussna's Employment Agreement also contains certain non-competition and confidentiality provisions pursuant to which he agreed not to compete with the Company for a period of three years following termination of his employment with the Company, nor will he solicit for employment any director, stockholder or certain employees of the Company during such period. The Employment Agreement also provides that Mr. Sussna will not disclose any confidential information concerning the Company and its business to any other person or entity except as may be required by law.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's officers, directors and certain beneficial holders of Common Stock to file reports about their beneficial ownership of the Company's Common Stock. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1997. All of these filing requirements were satisfied except that Messrs. Eric Becker and G. Cook Jordan, Jr. each filed one late report covering one transaction and Messrs. Brian Fleming and John Hanes each filed their initial report of beneficial ownership late, although neither of their reports disclosed any transactions. In making these disclosures, the Company has relied solely upon written representations of its directors and executive officers and copies of the reports they filed with the Securities and Exchange Commission.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Pursuant to the New Consulting Agreement described in "Consulting and Employment Agreements," as of January 1, 1997 a base consulting fee of $350,000 is payable by the Company to Sterling Advisors and EVP. For the 18 month period commencing July 1, 1997 until December 31, 1998 Sterling Advisors and EVP agreed not to take any consulting fees which would otherwise be payable under the New Consulting Agreement and in lieu thereof the Company paid Sterling Advisors and EVP $750,000 in investment banking fees in connection with its March 1998 acquisition of J.C. Potter Sausage Company and the related financings thereof. Messrs. Douglas Becker (a 5% beneficial owner of the Company's Common Stock), Eric Becker (a director and 5% beneficial owner), Rudolf Christopher Hoehn-Saric (a 5% beneficial owner), and Steven Taslitz (a director and 5% beneficial owner) all have an interest in Sterling Advisors, while Mr. Merrick Elfman (a director and 5% beneficial owner) has an interest in EVP.

                                  PROPOSAL TWO
                 APPROVAL OF THE ATLANTIC PREMIUM BRANDS, LTD.
                          EMPLOYEE STOCK PURCHASE PLAN

     Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors has adopted the Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective as of November 1, 1997. The Company wishes to provide an employee stock purchase plan within the meaning of Section 423 of the Code for its employees and the employees of its subsidiaries to increase their interest in the Company's growth and success and encourage employees to remain in the employ of the Company or its subsidiaries. Stockholders are being asked to approve the adoption of the Stock Purchase Plan to qualify it (i) pursuant to Rule 16b-3 under the 1934 Act and thereby render certain transactions under the Stock Purchase Plan exempt from Section 16 of the 1934 Act, and (ii) under Section 423 of the Code. The Stock Purchase Plan is set forth in Appendix A.

     The Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determination necessary or advisable in administering the Plan. The following summary of certain features of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

TERMS OF THE STOCK PURCHASE PLAN

     Employees eligible to participate in the Stock Purchase Plan ("Eligible Employees") consist of all persons employed by the Company or any of its subsidiaries, except the following (who are ineligible to participate): (i) an employee who has been employed by the Company or any of its subsidiaries for less than 60 days as of each November 1, or such other date as the Compensation Committee designates as the commencement of a payroll deduction period; (ii) an employee whose customary employment is for less than five months in any calendar year; (iii) an employee whose customary employment is 20 hours or less per week;
(iv) an employee who, after exercising his or her rights to purchase shares under the Stock Purchase Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company; and (v) employees of any subsidiary of the Company which the Board has deemed it advisable to terminate the participation of that subsidiary's employees in the Stock Purchase Plan. For the payroll deduction period which commenced November 1, 1997, there were approximately 303 employees eligible to participate in the Stock Purchase Plan.

     The initial payroll deduction period commenced on November 1, 1997 and ends on October 31, 1998. Subsequent payroll deduction periods are one year periods commencing on the following November 1 and ending on the following October 31 (or on such dates or for such periods determined by the Compensation

Committee). In order to be eligible to participate, an Eligible Employee must submit the required election to participate and payroll deduction authorization. Enrollment is effective on the first day of the payroll deduction period.

     At the time an Eligible Employee submits his or her election to participate, the employee elects to have deductions made from his or her pay, in any whole percentage up to a maximum of 10 percent, on each pay day following his or her enrollment. The deductions are credited to the participating employee's account under the Stock Purchase Plan. All funds received or held by the Company under the Stock Purchase Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees' accounts will not be segregated.

     Rights to purchase shares of Common Stock are deemed granted to participating employees as of the first trading day of each payroll deduction period (the "Grant Date"). A participating employee is deemed to have exercised his or her right to purchase Common Stock on the last trading day of the payroll deduction period (the "Exercise Date"). On each Exercise Date, payroll deductions credited to participating employees' accounts will be applied to the purchase of Common Stock at a price per share which is the lesser of 85% of the fair market value of the Common Stock on the Grant Date or on the Exercise Date, or at such higher price determined by the Compensation Committee. If listed on an established national or regional stock exchange, admitted to quotation on the Nasdaq Stock Market, or publicly traded on an established securities market, then the fair market value on the relevant date is the closing price of the Common Stock on such exchange or in such market on such date (or, if such date is not a trading day, on the trading day immediately preceding such date). The number of shares purchased for each participating employee's account will be the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the purchase price.

     No participant may purchase shares of Common Stock in any calendar year under the Stock Purchase Plan with an aggregate fair market value (determined as of the Grant Date) in excess of $25,000. There is also a maximum number of 250,000 shares of Common Stock available under the Stock Purchase Plan. If contributions by participating employees are such that the total number of shares of Common Stock to be purchased would exceed the 250,000 Stock Purchase Plan maximum, then the number of shares to be purchased by any participant shall be reduced proportionately. Any funds remaining in a participating employee's account after such exercise will be refunded to the employee.

     If a participating employee dies, or if his or her employment with the Company terminates for any reason, prior to the last day of the payroll deduction period, then the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

     Any reorganization in which the Company is not the surviving corporation, any sale of all or substantially all of the assets of the Company, or any transaction approved by the Board of Directors that results in any person owning more than 80% of the combined voting power of all classes of stock of the Company will generally be treated as an Exercise Date, except to the extent provision is made in writing in connection with such transaction for the continuation of the Stock Purchase Plan.

     At any time during a payroll deduction period, a participating employee may
(i) cancel his or her payroll deductions and receive a refund of prior payroll deductions, or (ii) suspend payroll deductions for the remainder of the payroll deduction period, but retain prior payroll deductions for the purchase of Common Stock on the Exercise Date.

     The shares of Common Stock to be offered shall be authorized but unissued shares, treasury shares or shares purchased in the open market. In the event there is any change in the shares of the Company by reason of stock dividends, stock splits, recapitalizations, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase rights and the purchase price thereof, shall be made, but no fractional shares shall be subject to purchase and, upon any adjustment, each purchase right shall be adjusted down to the nearest full share. Participants do not have the right to assign or transfer their rights to purchase Common Stock under the Stock Purchase Plan.

     The Board of Directors has authority to amend the Stock Purchase Plan; provided, however, that without approval of the stockholders of the Company no amendment shall be made (i) increasing the number of shares authorized to be issued, (ii) changing the eligibility requirement for participation, or (iii) impairing the vested rights of participating employees. The Board of Directors may terminate the Stock Purchase Plan at any time, but no termination may impair any rights of participating employees that have vested at the time of termination.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary of tax consequences with respect to awards under the Stock Purchase Plan is not comprehensive and is based upon laws and regulations in effect on April 2, 1998. Such laws and regulations are subject to change.

     The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under present law, a participant will not be deemed to have received any compensation for Federal income tax purposes on either a Grant Date or Exercise Date.

     If a participant's account is applied to purchase Common Stock while the participant is an employee and the participant disposes (for example, by a sale, exchange, gift or transfer of legal title, subject to narrow exceptions) of the Common Stock purchased under the Stock Purchase Plan either within two years after the Grant Date or within one year after the Exercise Date (a "disqualifying disposition"), the excess of the fair market value of the Common Stock on the Exercise Date over the purchase price of the Common Stock under the Stock Purchase Plan will be taxable as ordinary income (even if there is no gain realized at the time of the disposition) and, for purposes of computing gain or loss on the disposition, the participant's cost basis will be increased by the amount of the ordinary income recognized. Any additional gain or loss to be recognized upon disposition will be a capital gain or loss.

     If a participant's account is applied to purchase Common Stock while the participant is an employee and the employee disposes of Common Stock purchased under the Stock Purchase Plan two years or more after the Grant Date and one year or more after the Exercise Date (a "qualifying disposition"), the tax treatment will be different. The participant must recognize as ordinary income the lesser of (a) any excess of the fair market value of the Common Stock on the Grant Date over the purchase price under the Stock Purchase Plan; and (b) any excess of the fair market value of the Common Stock on the date the stock is disposed of over the amount paid for the stock. The participant's basis in the Common Stock is increased by the amount of ordinary income recognized. The difference between the fair market value on the date of disposition and the adjusted basis (i.e., basis increased by ordinary income recognized) will be taxable as a capital gain. If the Common Stock is sold at a price below the purchase price under the Stock Purchase Plan, the loss will be treated as a capital loss.

     The Company will not be entitled to a deduction for any difference between the fair market value of the Common Stock and the purchase price for the Common Stock under the Stock Purchase Plan, except to the extent it is taxed to the participant as ordinary income upon a disqualifying disposition and the Company makes any necessary and appropriate tax withholding arrangements. Different dates for recognizing gain may apply to participants who are subject to Section 16(b) of the 1934 Act.

STOCK PURCHASE PLAN BENEFITS

     It is not possible to determine the number of shares of Common Stock that will in the future be purchased under the Stock Purchase Plan by any particular individual.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ATLANTIC PREMIUM BRANDS, LTD. EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL THREE
                APPROVAL OF INCREASE IN AUTHORIZED SHARES UNDER
                        THE COMPANY'S STOCK OPTION PLAN

     Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors has approved an amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance under the Option Plan from 1,000,000 to 2,500,000. The Option Plan, as amended, remains in all other respects identical to the Option Plan as originally adopted by the Company's stockholders. The amendment to the Option Plan is set forth in Appendix B.

     Stockholder approval of the amendment to the Option Plan is sought to continue (i) to qualify the Option Plan, as amended, under Rule 16b-3 of the Act and thereby render certain transactions under the Option Plan exempt from certain provisions of Section 16 of the 1934 Act, and (ii) to qualify certain compensation under the Option Plan as performance based compensation that is tax deductible without limitation under Section 162(m) of the Code.

     The following is a summary of certain features of the Option Plan, as amended.

AVAILABLE SHARES UNDER THE OPTION PLAN

     Under the terms of the Option Plan, 2,500,000 shares of authorized but unissued Common Stock of the Company are reserved for issuance. Of such shares, 120,000 shares are reserved for issuance upon the exercise of options granted to non-employee directors of the Company and 2,380,000 shares are reserved for issuance upon the exercise of options granted to officers and employees of the Company and its subsidiaries and non-employee directors of subsidiaries. The Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code as well as nonqualified options. There are approximately 536 people currently eligible to receive grants under the Option Plan.

STOCK APPRECIATION RIGHTS

     Options granted to officers and employees under the Option Plan may be accompanied by Stock Appreciation Rights ("SARs"). The grant of an SAR permits the optionee to surrender an option and receive in exchange cash or, if specified in the option agreement, shares of the Company's Common Stock with a value equal to the excess of the fair market value of the stock subject to the option exercise price.

ADMINISTRATION

     The Option Plan will be administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee will select the officers and employees and non-employee directors of the Company and subsidiaries to whom options may be granted. Options grants to non-employee directors of the Company are fixed pursuant to the terms of the Option Plan.

     The Board of Directors has the authority to amend the Option Plan; provided, however, that without approval of the stockholders of the Company no amendment shall (i) materially increase the benefits accruing to participants under the Option Plan, (ii) change the requirements as to eligibility to receive options or SARs, or (iii) increase the maximum number of shares in the aggregate that may be sold pursuant to options or SARs granted under the Plan. The Board of Directors may terminate the Option Plan at any time, but no termination may alter or impair any rights or obligations under any option or SAR previously granted under the Option Plan.

GRANT AND EXERCISE OF OPTION

     The exercise price of options granted under the Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant, as determined in accordance with the Plan. The maximum option term will be 10 years. Each option granted to a non-employee director of the Company under the Option Plan will be exercisable for up to 1,500 shares on the date of stockholder approval of the Option Plan (or one year after grant, for grants made after the date of stockholder approval), and as to an additional 1,500 shares on each of the first and second anniversaries of such date. Each option and any related SAR granted to persons other than non-employee directors of the Company under the Option Plan will be exercisable, at any time and from time to time, over a period commencing on the date of grant and ending upon expiration or termination of the option, as the Compensation Committee shall determine and as set forth in the option agreement relating thereto. No person may receive any incentive stock option, if, at the time of grant such person owns directly or indirectly more than 10% of the total combined voting power of the Company unless the Option price is at least 110% of the fair market value of the Common Stock and the exercise period of such incentive option is by its terms limited to five years. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. The maximum number of shares subject to options that can be granted under the Plan to any executive officer or other employee of the Company or any subsidiary will be 250,000 shares. No option may be granted more than 10 years after the effective date of the Option Plan.

     Payment for shares purchased under the Option Plan may be made either in cash or cash equivalents, or, if permitted by the option agreement, by exchanging shares of Common Stock of the Company with a fair market value equal to or less than the total option price plus cash for any difference or by a combination of the foregoing. Options also may be exercised by the optionee directing that certificates for the shares purchased be delivered to a licensed broker acceptable to the Company as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option. An optionee may exercise an SAR only at such time as the related option may be exercised and only at such times as the fair market value of a share of Common Stock on the exercise date exceeds the option exercise price of the related option. As to SARs that are exercisable for shares of Common Stock, the number of shares issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the excess of the fair market value of a share of Common Stock on the market value of a share of Common Stock on the exercise date over the per share exercise price, by (ii) the fair market value of a share of Common Stock on the exercise date. No fractional shares will be issued by the Company on exercise of SARs and no cash will be paid in lieu of any fractional shares.

RESTRICTION ON TRANSFER AND TERMINATION OF EMPLOYMENT

     Options and SARs granted under the Option Plan will not be transferable and may be exercised only by the optionee during his or her lifetime. If any employee's employment with the Company or a subsidiary terminates by reason or death or permanent and total disability, his or her other options, whether or not then exercisable, may be exercised within one year after the date of such death or disability unless otherwise provided in the option agreement (but no later than the date the option would otherwise expire). If the optionee's employment terminates for any reason other than death or disability, options held by such optionee will terminate three months after the date of such termination unless otherwise provided in the option agreement (but not later than the date the option would otherwise expire). The Compensation Committee may extend the period during which the option may be exercised (but not later than the date the option would otherwise expire) by so providing in the option agreement. Options granted to non-employee directors of the Company shall remain exercisable for their remaining term in the event the non-employee director ceases to be a member of the Board of Directors by reason of death or permanent and total disability and three months following the date on which the non-employee director ceases to be a member of the Board for any other reasons.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary of tax consequences with respect to the awards granted under the 1996 Stock Incentive Plan is not comprehensive and is based upon laws and regulations in effect as of March 1, 1998. Such laws and regulations are subject to change.

NON-QUALIFIED STOCK OPTIONS

     Participant. Generally, a Participant receiving a non-qualified stock option does not realize any taxable income for Federal income tax purposes at the time of grant. Upon exercise of such Option, the excess of the fair market value of the shares of Common Stock subject to the non-qualified stock option on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. The Participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term, mid-term or short-term capital gain (or loss) will commence on the date the non-qualified stock option is exercised.

     Tax Withholding. The amount of income that is taxable to a Participant upon the exercise of a non-qualified stock option will be treated as compensation income. Accordingly, such amount will be subject to applicable withholding of Federal, state and local income taxes and Social Security taxes.

     If the Participant Uses Company Stock to Pay the Option Exercise Price. If the Participant who exercises a non-qualified stock option pays the exercise price by tendering shares of Common Stock and receives back a larger number of shares of Common Stock, the Participant will realize taxable income in an amount equal to the fair market value of the additional shares of Common Stock received on the date of exercise, less any cash paid in addition to the shares of Common Stock tendered. Upon a subsequent sale of the Common Stock received, the number of shares of Common Stock equal to the number delivered as payment of the exercise price will have a tax basis equal to that of the shares of Common Stock originally tendered. The additional newly-acquired shares of Common Stock obtained upon exercise of the non-qualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

     The Company. The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the Participant recognizes ordinary income resulting from the exercise of a non-qualified stock option.

INCENTIVE STOCK OPTIONS

     Participant. Generally, a Participant will not realize any taxable income for Federal income tax purposes at the time an Incentive Stock Option is granted. Upon exercise of the Incentive Stock Option, the Participant will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable). If the Participant transfers shares of Common Stock received upon the exercise of an Incentive Stock Option within a period of two years from the date of grant of such Incentive Stock Option or one year from the date of receipt of the shares of Common Stock (the "Holding Period"), then, in general, the Participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price, and will have long-term or short-term capital gain (or loss) in an amount equal to the difference between the sale price of the shares of Common Stock and the fair market value of such shares on the date of exercise. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will be not more than the difference between the sale price and the exercise price. If the Participant transfers the shares of Common Stock after the expiration of the Holding Period, he or she will recognize income taxable at the capital gains tax rate on the difference between the sale price and the exercise price.

     Tax Withholding. If the Participant makes any disqualifying disposition prior to the completion of the Holding Period with respect to shares of Common Stock acquired upon the exercise of an Incentive Stock Option granted under the Plan, then such Participant must remit to the Company an amount sufficient to satisfy all Federal, state, and local withholding taxes thereby incurred.

     If the Participant Uses Common Stock to Pay the Option Exercise Price. If a Participant who exercises an Incentive Stock Option pays the option exercise price by tendering shares of Common Stock, such Participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered, payment of the exercise price with such stock constitutes a disqualifying disposition. If the Participant pays the exercise price by tendering shares of Common Stock and the Participant receives back a larger number of shares, under proposed Treasury Regulations, the Participant's basis in the number of shares of newly acquired stock equal to the number of the shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by any amount included in the Participant's gross income as compensation. The additional newly acquired shares obtained upon exercise of the Option will have a tax basis of zero. All Common Stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of Common Stock with the lowest basis.

     The Company. The Company is not entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of Common Stock acquired upon exercise of an Incentive Stock Option, provided that the Participant holds the shares received upon the exercise of such Option for the Holding Period. If the Participant transfers the Common Stock acquired upon the exercise of an Incentive Stock Option prior to the end of the Holding Period, the Company generally is entitled to a deduction at the time the Participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such Participant as a result of such transfer.

STOCK APPRECIATION RIGHTS

     Upon the grant of a Stock Appreciation Right ("SAR"), the Participant will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of an SAR, the consideration paid to the Participant upon exercise of the SAR will constitute compensation taxable to the Participant as ordinary income. In determining the amount of the consideration paid to the Participant upon the exercise of an SAR for the Common Stock, the fair market value of the shares on the date of exercise is used, except that in the case of an Insider, the fair market value will be determined six months after the date on which the Common Stock is transferred unless such Participant makes an election under Section 83(b) of the Code to be taxed based on the fair market value on the date of exercise. The Company in computing its Federal income tax generally will be entitled to a deduction in an amount equal to the compensation taxable to the Participant.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has engaged the firm of Arthur Andersen LLP as its independent public accountants for 1998. It is expected that a representative from this firm will be present at the Annual Meeting, and will be available to respond to appropriate questions from the Stockholders if the need arises, or make a statement if the representative desires to do so.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 23, 1998 and must otherwise comply with rules of the Securities and Exchange Commission for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                          A COPY OF THE ANNUAL REPORT TO
                                          STOCKHOLDERS FOR THE FISCAL YEAR ENDED
                                          DECEMBER 31, 1997 ACCOMPANIES THIS
                                          PROXY STATEMENT. STOCKHOLDERS MAY
                                          OBTAIN, FREE OF CHARGE, A COPY OF THE
                                          COMPANY'S ANNUAL REPORT ON FORM 10-K
                                          FOR THE SAME YEAR BY WRITING TO
                                          ATLANTIC PREMIUM BRANDS, LTD.,
                                          ATTENTION: TOM WIPPMAN, 650 DUNDEE
                                          ROAD, SUITE 370, NORTHBROOK, ILLINOIS
                                          60062.

                                   APPENDIX A

                         ATLANTIC PREMIUM BRANDS, LTD.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of Atlantic Premium Brands, Ltd. (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Plan is for the benefit of the employees of Atlantic Premium Brands, Ltd. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.  Shares Subject to the Plan.

     Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 250,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares, treasury shares or shares purchased in the open market.

2.  Administration.

     The Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.  Interpretation.

     It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.  Eligible Employees.

     Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than 60 days as of the beginning of a Payroll Deduction Period (as defined in Section 7 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.  Participation in the Plan.

     An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Payroll Deduction Period.

6.  Payroll Deductions.

     At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, in any whole percentage up to a maximum of 10 percent, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. An employee may not during any Payroll Deduction Period change his or her percentage of payroll deduction for that Payroll Deduction Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 20 below.

7.  Payroll Deduction Periods.

     The initial Payroll Deduction Period shall commence on November 1, 1997 and end on October 31, 1998. Subsequent Payroll Deduction Periods shall be one year periods commencing on following November 1 and end on the following October 31 or shall commence on such dates and for such periods as shall be determined by the Committee.

8.  Rights to Purchase Common Stock; Purchase Price.

     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Payroll Deduction Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock
(i) on the first trading day of the Payroll Deduction Period or (ii) on the last trading day of such Payroll Deduction Period; or such higher price as determined by the Committee; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

9.  Timing of Purchase; Purchase Limitation.

     Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 15 through 18 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Payroll Deduction Period (except as provided in Section 14 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to the adjustment under Section 24 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Payroll Deduction Period as to shares purchased during such period. Effective upon the last trading day of the Payroll Deduction Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 23 below.

10.  Issuance of Stock Certificates.

     On the last trading day of the Payroll Deduction Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Payroll Deduction Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Board of Directors. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.

11.  Withholding of Taxes.

     To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll Deduction Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

12.  Account Statements.

     The Company will cause the Agent to deliver to each participating employee a statement for each Payroll Deduction Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Payroll Deduction Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Payroll Deduction Period.

13.  Participation Adjustment.

     If in any Payroll Deduction Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

14.  Changes in Elections to Purchase.

     (a) A participating employee may, at any time prior to the last trading day of the Payroll Deduction Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

          (i) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Payroll Deduction Period, with the amount then credited to the employee's account; or

          (ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

     (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Payroll Deduction Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

15.  Termination of Employment.

     In the event a participating employee terminates employment, whether voluntarily or involuntary, due to death, disability or retirement, or discharged for cause, prior to the last day of the Payroll Deduction Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

16.  Lay-Off, Authorized Leave of Absence, Disability.

     Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

     If such employee returns to active service prior to the last day of the Payroll Deduction Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Payroll Deduction period, elect:

          (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

          (b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

          (c) Withdraw the amount in the employee's account and terminate the employee's option to purchase.

     A participating employee on lay-off, authorized leave of absence or disability on the last day of the Payroll Deduction Period shall deliver written notice to his or her employer on or before the last day of the Payroll Deduction Period, electing one of the alternatives provided in the foregoing clauses (a),
(b) and (c) of this Section 16. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Payroll Deduction Period, whichever is earlier, the employee shall be deemed to have elected subsection 16(c) above.

     If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Payroll Deduction Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 15 of this Plan.

17.  Failure to Make Periodic Cash Payments.

     Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

18.  Termination of Participation

     A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 23 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Payroll Deduction Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Payroll Deduction Period.

19.  Assignment.

     No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

20.  Application of Funds.

     All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees' accounts will not be segregated.

21.  No Right to Continued Employment.

     Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

22.  Amendment of Plan.

     The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 24 below), (b) changing the eligibility requirements for participating in the Plan, or (c) impairing the vested rights of participating employees.

23.  Effective Date; Term and Termination of the Plan.

     The Plan shall be effective as of the date of adoption by the Board which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

24.  Effect of Changes in Capitalization.

  (A) Changes in Stock.

     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

  (B) Reorganization in Which the Company is the Surviving Company

     Subject to Subsection (C) of this Section 24, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

  (C) Reorganization in Which the Company is Not the Surviving Company or Sale of Assets or Stock.

     Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Payroll Deduction Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

  (D) Adjustments.

     Adjustments under this Section 24 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

  (E) No Limitations on Company.

     The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

25.  Governmental Regulation.

     The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

26.  Stockholder Rights.

     Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

27.  Rule 16b-3.

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

28.  Payment of Plan Expenses.

     The Company will bear all costs of administering and carrying out the Plan.

                                   APPENDIX B

                  AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

     RESOLVED, that the Company's Stock Option Plan (the "Option Plan") be and hereby is amended, subject to and effective upon stockholders' approval at the Annual Meeting of Stockholders on May 13, 1998, as follows:

     Section 3 of the Option Plan is amended to read as follows:

     "3.  Stock

          The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 2,500,000 shares, of which 120,000 shares may be issued pursuant to options granted to Non-Employee Directors and 2,380,000 shares may be issued pursuant to options granted to other eligible individuals. The foregoing number of shares are subject to adjustment as provided in Section 18 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan and such number of shares shall be restored to the number of shares available for issuance under Options granted to Non-Employee Directors or to other eligible individuals, whichever is applicable, except that such shares shall not be so available whenever such Option has been surrendered as a result of the exercise of the related SAR."

          Section 4 of the Option Plan is amended to read as follows:

     "4.  Eligibility

          (a) Employees and Subsidiary Directors. Options or SARs may be granted under the Plan to any employee of the Company or any Subsidiary (including any such employee who is an officer or director of the Company or any Subsidiary) or to any Subsidiary Director as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan to any executive officer or other employee of the Company or any Subsidiary is 2,380,000 shares (subject to adjustment as provided in Section 18 hereof)."

     Except as herein amended, the Option Plan shall remain in full force and effect.

                                          ATLANTIC PREMIUM BRANDS, LTD.

                                          By: /s/ ALAN F. SUSSNA
                                            ------------------------------------
                                            Alan F. Sussna
                                            Chief Executive Officer

PROXY                                                                     PROXY

                          ATLANTIC PREMIUM BRANDS, LTD.
                              NORTHBROOK, ILLINOIS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of the Common Stock of Atlantic Premium Brands, Ltd. (the "Corporation") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated April 22, 1998, hereby constitutes and appoints Brian Fleming, John E. Izzo and Alan F. Sussna, and each of them acting singly in the absence of the other, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on April 1, 1998, at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on May 13, 1998, or at any adjournment(s) thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]



                  The Board of Directors Unanimously Recommends a Vote FOR Each of the Following Proposals

1.       ELECTION OF THREE (3) DIRECTORS FOR A THREE-YEAR TERM.

         Class II (to serve until the 2001 annual meeting of stockholders)

         Nominees: Merrick M. Elfman, John T. Hanes and Steven M. Taslitz

         FOR ALL _______     WITHHOLD ALL______     FOR ALL EXCEPT _______


                        (Except Nominees Written Above.)

2. To consider and vote upon the Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan.


         FOR _______     AGAINST ______     ABSTAIN _______

3. To increase the number of shares authorized under the Atlantic Premium Brands, Ltd. Stock Option Plan.


         FOR _______     AGAINST _______     ABSTAIN ________


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL ONE, FOR PROPOSALS TWO AND THREE, AND, IF OTHER BUSINESS IS PRESENTED AT THE MEETING, IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES ON THOSE MATTERS.


                           Dated: __________, 1998


                           ____________________________________________________

                           ____________________________________________________
                           Signature(s)



Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.